Grimaldi Portfolio Solutions, Inc (GPS)
Executive Park
1207 Route 9, Suite 10
Wappingers Falls, New York   12590

Code of Ethics

GPS provides investment advice and management to individually managed accounts. GPS holds a limited power of attorney to act on a discretionary basis with client funds. Note any and all mentions of Navigator Money Management, Inc (NMM) should be assumed to state Grimaldi Portfolio Solutions,  Inc. (GPS)

NEED FOR SUPERVISORY PROCEDURES:  Under rule 206(4)-7, it is unlawful for an investment adviser registered with the Commission (a $25 million advisor) to provide investment advice unless the adviser has adopted and implemented written policies and procedures reasonably designed to prevent violation of the Advisers Act by the adviser or any of its supervised persons.

Where appropriate, advisers' policies and procedures should employ, among other methods of detection,

i.
compliance tests that analyze information over time in order to identify unusual patterns, including, for example, an analysis of the quality of brokerage executions (for the purpose of evaluating the adviser's fulfillment of its duty of best execution), or

ii.	an analysis of the portfolio turnover rate (to determine whether portfolio managers are overtrading securities), or
iii.	an analysis of the comparative performance of similarly managed accounts (to detect favoritism, misallocation of investment opportunities, or other breaches of fiduciary responsibilities).

ANNUAL REVIEW OF SUPERVISORY PROCEDURES:  Rule 206(4)-7. An investment Advisor must review, no less frequently than annually, the adequacy of compliance policies and procedures established and the effectiveness of their implementation.  The review should consider:
i.	any compliance matters that arose during the previous year
ii.	any changes in the business activities of the adviser or its affiliates: review F:\NMM\CurrentADV
iii.	any changes in the Advisers Act or applicable regulations that might suggest a need to revise the policies or procedures: review http://www.sec.gov/rules/final.shtml

CHIEF COMPLIANCE OFFICER:  Rule 206(4)-7 requires each adviser registered with the Commission to designate a chief compliance officer, Mark A. Grimaldi, (who is a supervised person) to administer its compliance policies and procedures.  An adviser's chief compliance officer should be competent and knowledgeable regarding the Advisers Act and should be empowered with full responsibility and authority to develop and enforce appropriate policies and procedures for NMM.  Thus, the compliance officer should have a position of sufficient seniority and authority within the organization to compel others to adhere to the compliance policies and procedures.

Having the title of chief compliance officer does not, in and of itself, carry supervisory responsibilities.  Thus, a chief compliance officer appointed in accordance with rule 206(4)-7 (or rule 38a-1) would not necessarily be subject to sanction for failure to supervise other advisory personnel.  A compliance officer who does have supervisory responsibilities can continue to rely on the defense provided for in section 203(e)(6) of the Advisers Act.  Section 203(e)(6) provides that a person shall not be deemed to have failed to reasonably supervise another person if: (i) the adviser had adopted procedures reasonably designed to prevent and detect violations of the federal securities laws; (ii) the adviser had a system in place for applying the procedures; and (iii) the supervising person had reasonably discharged his supervisory responsibilities in accordance with the procedures and had no reason to believe the supervised person was not complying with the procedures.

CODE OF ETHICS:

Rule 204A-1 under the Advisers Act requires registered investment advisers to adopt codes of ethics.  Each adviser's code of ethics must set forth a standard of business conduct that the adviser requires of all its supervised persons.  A code of ethics should set out ideals for ethical conduct premised on fundamental principals of openness, integrity, honesty, and trust.  A good code of ethics should effectively convey to employees the value the advisory firm places on ethical conduct, and should challenge employees to live up not only to the letter of the law, but also to the ideals of the organization.

Codes of Ethics require all Access persons to:

i.
Act with integrity, competence, dignity, and in an ethical manner when dealing with the public, clients,  prospects, employers and employees, colleagues in the investment profession, and other participants in  the global capital markets;

ii.	Place the interests of clients, the interests of their employer, and the integrity of the investment profession above their own personal interests;
iii.	Practice and encourage others to practice in a professional and ethical manner that will reflect credit on themselves and the profession;
iv.	Maintain and improve their professional competence and strive to maintain and improve the competence of other investment professionals;
v.	Promote the integrity of, and uphold the rules governing, global capital markets;
vi.
Use reasonable care and exercise independent professional judgment when conducting investment analysis,  making investment recommendations, taking investment actions, and engaging in other professional activities.

Investment adviser codes of ethics, at a minimum, include: (1) A standard (or standards) of business conduct required of your supervised persons, which standard must reflect fiduciary obligations of the advisor and supervised persons; (2) Provisions requiring your supervised persons to comply with applicable federal securities laws; (3) Provisions that require all of your "access persons" to report, and you to review, their personal securities transactions and holdings periodically; (4) Provisions requiring supervised persons to report any violations of your code of ethics promptly to your chief compliance officer or, provided your chief compliance officer also receives reports of all violations, to other persons you designate in your code of ethics; and (5) Provisions requiring you to provide each of your supervised persons with a copy of your code of ethics and any amendments, and requiring your supervised persons to provide you with a written acknowledgement of their receipt of the code and any amendments.

A code of ethics must also require access persons to obtain approval before directly or indirectly acquiring beneficial ownership in any security in an initial public offering or private placement.

(1)  Standards of Business Conduct

Code of Ethics

My signature below indicates that I will comply with all of the following provisions of the GPS Code of Ethics:

i.	I will not engage in any conduct involving dishonesty, fraud, deceit, or commit any act that reflects adversely on my integrity, trustworthiness, or professional competence.
ii.
If I provide investment advice to clients or prospective clients, I will make a reasonable inquiry into the investment experience, risk and return objectives, and financial constraints of the client or prospective client before making any investment recommendation or taking investment action and will reassess and update this information as needed.  If I am responsible for managing a portfolio to a specific mandate, strategy, or style, I will only make investment recommendations or take investment actions that are consistent with the stated objectives, and constraints of the portfolio.

iii.
I will exercise diligence, independence, and thoroughness in conducting investment analysis, making investment recommendations, and taking investment actions; and I will have a reasonable and adequate basis supported by appropriate research and investigation, for making any investment analysis, recommendation, and taking any action.

iv.
I will create and maintain appropriate records to support my investment analyses, recommendations, actions,performance, and other investment-related communications with clients and prospective clients.

v.
Upon request I will disclose to clients and prospective clients the basic format and general principles of the investment processes by which investments are analyzed, securities are selected, and portfolios are constructed and will promptly disclose any changes that might materially affect those processes.  I will use reasonable judgment in identifying which factors are important to client investment analyses, recommendations, or actions and include those factors in communications with clients and prospective clients.

vi.
I will make full and fair disclosure of all matters that could reasonably be expected to impair my independence and objectivity or interfere with my respective duties to GPS, clients, or prospective clients.  I will ensure thatdisclosures are prominent, are delivered in plain language, and communicate the relevant information effectively.

vii.	I will not knowingly make any statement that misrepresents facts relating to investment analysis, recommendations, actions, or other professional activities.
viii.
I will not make or imply any assurances or guarantees regarding any investment except to communicate accurateinformation regarding the characteristics and terms of the investment instrument and the issuer's obligations under the instrument.

ix.	When I communicate investment performance information, I will make reasonable efforts to ensure that it is fair, accurate, and complete.
x.
I will keep information about current, former, and prospective clients confidential unless: 1. the information concerns illegal activities on the part of the client or prospective client,  2.  disclosure is required by law, or 3.  the client or prospective client provides written permission allowing disclosure of the information.

xi.	I will place the interests of GPS before my own and will not deprive the firm of the advantage of my skills and abilities, divulge confidential information, or otherwise cause harm to the firm.
xii.	I will comply with the policies and procedures established by NMM to the extent that there is no conflict with applicable laws, rules, and regulations.
xiii.
I will endeavor to understand and comply with all applicable laws, rules, and regulations of any government, governmental agency, regulatory organization, licensing agency, or professional association governing professional activities.  I will not knowingly participate or assist in, and will dissociate myself from, any violation of such laws, rules or regulations.

xiv.	I will make reasonable efforts to detect and prevent violations of applicable laws, rules, and regulations by anyone subject to my supervision or authority.
xv.	If I possess material nonpublic information related to the value of an investment I will not act, or cause others to act, on the information, until that information is made public.
xvi.
I will not offer, solicit, or accept any gift, benefit, compensation or consideration that could be reasonably expected to compromise my own or another's independence and objectivity.  I will not accept gifts, benefits, compensation, or consideration that competes with, or might reasonably be expected to create a conflict of interest with GPS unless I obtain written consent.

xvii.	I will comply with trading restrictions for securities listed on the GPS approved list.
xviii.
I will provide the NMM compliance officer with duplicate trade confirmations and account statements for all personal securities accounts. I acknowledge in writing that all personal securities accounts and securities holdings have been reported to the GPS compliance officer.

xix.	I will not invest in IPO's prior to secondary trading, and must receive pre-clearance to invest in private placements by the GPS compliance officer.
xx.	I will promptly report any observed violations of this Code of Ethics to the GPS compliance officer.
xxi.	I will promptly return a signed and dated acknowledgement of this Code of Ethics to the GPS compliance officer.

(2) Provisions requiring your Access persons to comply with applicable federal securities laws:

This must be explicitly stated in the Code of Ethics. Access persons must understand and comply with all applicable laws, rules, and regulations of any government, governmental agency, regulatory organization, licensing agency, or professional association governing professional activities.  They must not knowingly participate or assist in, and must dissociate themselves from, any violation of such laws, rules or regulations.

(3) Reporting of Personal Securities Trading

Each adviser's code of ethics must require an adviser's "access persons" to periodically report their personal securities transactions and holdings to the adviser's chief compliance officer or other designated persons.

Initial and Annual Holdings Reports

The code of ethics must require a complete report (brokerage statements are OK) of each access person's securities holdings, at the time the person becomes an access person and at least once a year thereafter. The holdings reports must be current as of a date not more than 45 days prior to the individual becoming an access person (initial report) or the date the report is submitted (annual report).

An access person can satisfy the initial or annual holdings report requirement by timely filing and dating a copy of a securities account statement listing all their securities holdings, if the statement provides all information required by the rule and the code of ethics.  Similarly, if a supervised person has previously provided such statement to the adviser, or has previously been reporting or supplying brokerage confirms for all securities transactions and the adviser has maintained them as a composite record containing all the requisite information, the access person can satisfy the initial or annual holdings report requirement by timely confirming the accuracy of the statement or composite in writing.  These written acknowledgements may be made electronically.

Rule 204A-1 does not, however, permit an access person to avoid filing an initial or annual holdings report simply because all information has been provided over a period of time in various transaction reports (confirmations).  One reason for requiring a holdings report is so that the adviser's compliance personnel and SEC examiners have ready access to a "snapshot" of the access person's holdings and are not required to piece the information together from transaction reports.

Although the SEC is not adopting a proposed requirement that advisers maintain these records electronically, they "have strong expectations that most advisers will need to maintain these records electronically in order to meet their responsibilities to review these records and monitor compliance with their codes."

Quarterly Transaction Reports

The code of ethics must require quarterly reports of all personal securities transactions by access persons, which are due no later than 30 days after the close of the calendar quarter.  The code of ethics may excuse access persons from submitting transaction reports that would duplicate information contained in trade confirmations or account statements that the adviser holds in its records, provided the adviser has received those confirmations or statements not later than 30 days after the close of the calendar quarter in which the transaction takes place.

Initial Public Offerings and Private Placements

The code of ethics must require that access persons obtain the adviser's approval before investing in an initial public offering ("IPO") or private placement.  Advisers that elect to prohibit their access persons from investing in IPO's and private placements do have to include this pre-clearance provision.

Review of Reports

The code of ethics must also require the adviser to review holding and transaction reports. Review of personal securities holding and transaction reports should include an assessment of whether the access person followed required internal procedures, and:

i.	Compare the personal trading to any restricted lists
ii.
Assess whether the access person is trading for his own account in the same securities he is trading for clients, and if so, whether the clients are receiving terms as favorable as the access person takes for himself;

iii.	Periodically analyze the access person's trading for patterns that may indicate abuse, including market timing;
iv.	Investigate any substantial disparities between the quality of performance the access person achieves for his own account and that he achieves for clients; and
v.
Investigate any substantial disparities between the percentage of trades that are profitable when the access person trades for his own account and the percentage that are profitable when he places trades for clients.

(4)  Reporting Violations

Under rule 204A-1, each adviser's code of ethics must require prompt internal reporting of any violations of the code.  Violations must be reported to the adviser's chief compliance officer.

(5)  Educating Employees about the Code of Ethics

An adviser's Code of Ethics must require the adviser to provide each supervised person with a copy of the Code of Ethics and any amendments.  The code must also require each supervised person to acknowledge, in writing, his receipt of those copies.

Recordkeeping: Rule 204-2(a)(13) requires advisers to keep a record of the names of their access persons, the holdings and transaction reports made by access persons, and records of decisions approving access persons' acquisition of securities in IPOs and limited offerings.

The standard retention period required for books and records under rule 204-2 is five years, in an easily accessible place, the first two years in an appropriate office of the investment adviser.  Codes of ethics must be kept for five years after the last date they were in effect.  Supervised person acknowledgements of the code must be kept for five years after the individual ceases to be a supervised person.  Similarly, the list of access persons must include every person who was an access person at any time within the past five years, even if some of them are no longer access persons of the adviser.

Amendment to Form ADV: Part II of Form ADV requires advisers to describe their codes of ethics to clients and, upon request, to furnish clients with a copy of the code of ethics.

EFFECTIVE DATE

The effective date of the new rule and amendments is August 31, 2004.  Advisers must comply with the new rule and rule amendments by January 7, 2005.  By this compliance date, each adviser must have adopted its code of ethics and be prepared to maintain and enforce it.  In addition to fundamentals such as articulating its chosen standards of conduct, each adviser's preparation will necessarily include identifying its access persons, providing a copy of the code of ethics to each supervised person and receiving their acknowledgement.  Also by January 7, 2005, each adviser must have an initial holdings report from each access person, and must arrange for the submission of quarterly transaction reports.  Access persons' personal securities transaction reports for the calendar quarter ended March 31, 2010 will be due no later than April 30, 2010.

____ Review Annually

Name: ______________________________________________________

Signature: ___________________________________________________                                                                                                                                                                          Date: ___________________________

POLITICAL CONTRIBUTION PRE-APPROVAL FORM

GPS, Inc.  has established written policies and procedures regarding political contributions. Importantly, in order to avoid any potential or real conflicts of interest and to adhere to applicable state and federal regulations, Covered must obtain written pre-approval from the CCO prior to making any political contributions over the exemption limit outlined on the policy. Political contributions which require pre-approval include those contributions by a Covered Associate's spouse and household members.

Section I - Instructions: Please complete the following:

Name of contributor*: ____________________________________________________________
Name of recipient or candidate:  _____________________________________________________
Amount of contribution: __________________________________________________________
Date contribution is to be made: ____________________________________________________
or candidate is running for**:   ________________________________________ Please list all boards, or similar governing bodies, on which the recipient or candidate currently sits:
______________________________________________________________________________
Is the contributor eligible to vote for recipient? (Please circle one)  Yes        No
Does the recipient have an existing or potential business relationship with NMM, Inc. and/or the contributor?
(Please circle one)   Yes     No
If yes, please describe the relationship:
______________________________________________________________________________
______________________________________________________________________________
*If GPS, Inc. is the contributor, please specify and include name and title of officer reporting on behalf of the firm.

Section II: Certification of Contributor
By signing below, I certify to the following:

I.	This contribution is not being made to directly or indirectly obtain any type of business or favors for myself or GPS, Inc.
II.	To the best of my knowledge, neither I nor GPS, Inc. will benefit directly or indirectly from this contribution.
III.	I understand and abide by GPS, Inc's Political Contribution Policy.
IV.	The above information is true and correct.
Signature: ______________________________________                                                                                                                                              Date: _____________________

Name (Print): ___________________________________                                                                                                                                              Title: _____________________

For Compliance Use Only:
Permission from Compliance has been  " Approved  " Denied for this Covered Person to make the contribution described above.

Compliance Approval/Denial by: ______________________                                                                                                                                              Date: ____________________

Date

{Insert Broker Name}
{Address 1}
{Address 2}
{City, State ZIP}

Re:     Rule 407
           {Insert Accountholder Name}
           {Brokerage:  Account Number}

To Whom It May Concern:

{Insert Employee Name} is an employee of {Insert Client Name}, LLC, a federally registered Investment Adviser under the Investment Advisers Act of 1940, as amended (the "Act").  {Insert Name of Accountholder} has permission to maintain the above-referenced brokerage accounts at {name of broker} and {Insert Client Name} is aware of his/her intentions to have trading authorization for accounts referenced above and there are no limitations on the types of transactions he/she is permitted to conduct (i.e. margin or option trades).

Effective immediately, please send duplicate confirms and statements for {insert name of Accountholder}'s accounts to the address below:

           {Name}
            c/o Grimaldi Portfolio Solution, Inc.
      ATTN: COMPLIANCE
           {Address}

Please feel free to contact me at {Insert phone number} if you have any questions or need any information regarding this matter.

Sincerely,

Pre-Clearance of Outside Business Activity
All Covered Person board memberships, advisory positions, trade group positions, management positions, or any involvement with public companies must be fully disclosed and submitted for prior approval to the CCO, with the exception of purely charitable or civic involvements which do not impinge on the Covered Person's work commitment to Adviser.  Approval must be obtained through the CCO, and will ordinarily require consideration by Senior Management of Adviser.  Adviser can deny approval for any reason.  This prohibition does not apply to service as an officer or board member of any parent, subsidiary or affiliate of Adviser.
Pre-Clearance of Outside Business Activity Involvement
The following is all outside business activities that I wish to be engaged in (including any publicly held companies on which I serve as a member of the board of directors.  Indicate "N/A" or "None" if appropriate.
NAME OF COMPANY	NATURE OF MY INVOLVEMENT

Submitted by /on behalf of:
Date:
Employee Signature:
Printed Name:
Chief Compliance Officer
Approved:
Denied:
Date:
Signature

Personal Trade Request Form (PTR)
The following form must be completed by you in order to request pre-clearance of a personal securities transaction that requires pre-clearance under Adviser's Code of Ethics.  You further certify that you do not have any confidential or inside information relating to the issuer of this Security.  This Form must be submitted to Adviser's Chief Compliance Officer.  You may not complete this trade until you receive approval from the Chief Compliance Officer.  If approved, the approval is good for the day it is given and the following business day.  If your trade is not completed within that time, you must submit a new request.
Investment Information:
Issuer and ticker symbol:
Nature of Equity Investments:
Describe investment:
Number of Shares:
Nature of Fixed Income Investments:
Describe instrument:
Principal amount of trade:
Transaction Type (please circle):
Purchase                          Sale            Short Sale
Proposed Trade Date:
Current / Estimated Price:
Broker/Dealer:
Is the proposed investment an IPO?                                                                                                  Y            N
Is the proposed investment a Limited Offering?                                                                    Y            N

Date:
Access Person Signature:
Printed Name:
Title of Account(s):

Chief Compliance Officer Action & date
Approved:
Denied:

Initial & Annual Holdings Reports

______________________________________________________________________________

Access Person Last Name                                                                                                            First Name                              MI

_____________________________________________________________________________Office Location    Phone #

ACKNOWLEDGMENT1 OF RECEIPT OF COMPLIANCE MANUAL, CODE OF ETHICS,
INSIDER TRADING POLICIES & ANNUAL CERTIFICATION
Please specify:	☐ Initial Report or ☐ Annual Renewal
1.	Acknowledgement
I acknowledge that I have received a copy of the current Compliance Manual and Code of Ethics and I represent that:
a.	I acknowledge receipt of a copy of the Compliance Manual, including but not limited to the Code of Ethics and Insider Trading Policies & Procedures contained therein. I have read its terms and understand that I am fully subject to its provisions.
b.	I have specifically read the Code of Ethics and I understand that it applies to me and to all Investments in which I have or acquire Beneficial Ownership. I have read the definition of "Beneficial Ownership" contained within the Code of Ethics, and I understand that I may be deemed to have Beneficial Ownership in Investments owned by members of my Household and that transactions effected by members of my Household may therefore be subject to this Code of Ethics.
c.	I agree that in case of a violation, I may be subject to various possible sanctions (pursuant to both the Code of Ethics and the Compliance Manual) and as determined by the Compliance Committee (or its delegate). Possible sanctions include verbal and written warnings, fines, trading suspensions, reversal of trades by which I agree to disgorge and forfeit any profits or absorb any loss on prohibited transactions, termination of employment, civil referral to the Securities and Exchange Commission, and criminal referral.
d.	I will comply with the Compliance Manual and the Code of Ethics in all respects.
CCM's Compliance personnel provide training on the Compliance Manual and Code of Ethics annually to each Advisory Person. However, each Advisory Person is responsible for understanding and complying with both the Compliance Manual and Code of Ethics of their own volition.

1 ALL capitalized terms are defined in the Compliance Manual or Code of Ethics.

2.	Personal Investment Holdings Report
The following is a list of all investment accounts and Securities not held in such accounts in which I have Beneficial Ownership, and such information is current as of a date no more than 30 days prior to the date hereof:
Table 1 – Investment Accounts
Instructions:
•	Provide the information requested below for each investment account in which you have Beneficial Ownership. Indicate "N/A" or "None" if appropriate.
•	Attach the most recent account statement for each account identified.
•	Attach separate sheets if necessary
NAME OF BROKER DEALER, BANK, OR OTHER FINANCIAL INTERMEDIARY	ACCOUNT TITLE acct holder's name and (acct type)	RELATIONSHIP if acct holder is not the Access Person	ACCOUNT NUMBER	CHECK HERE IF DISCRETIONARY ACCOUNT
Ex: Smith Barney	Jane Smith (IRA)	spouse	xxx-xxxxx

Table 2 – Other Investment Holdings
Instructions:
•
If you have Beneficial Ownership in any Securities that are not held in an investment account listed above (stock certificates, private equity investments), list them below.  Indicate "N/A" or "None" if appropriate.  Attach separate sheets if necessary

NAME OF SECURITY OWNER	RELATIONSHIP if security owner is not the Access Person	NAME/TITLE OF SECURITY	TYPE OF SECURITY	TICKER OR CUSIP	NUMBER OF SHARES / PRINCIPAL AMOUNT

Table 3.                          Outside Business Opportunities
The following is all outside business activities that I am engaged in (including any publicly held companies on which I serve as a member of the board of directors.  Indicate "N/A" or "None" if appropriate.
NAME OF COMPANY	NATURE OF MY INVOLVEMENT

Table 4.	Political Contributions (annual renewals only)
The following is a list of all political contributions that I have made since the date of my last certification under the Code of Ethics:
Date	Recipient	Amount

Table 5.	Certification
a.	[Annual Renewals Only] I hereby certify that since the date of my last certification under the Code of Ethics, I have fully complied with all applicable requirements of the Code. In particular, in connection with each Securities transaction that I have engaged in since such date, I hereby certify that:
i.	I did not execute any transaction in a Security (or equivalent instrument) at a time when I possessed material nonpublic information regarding the Security or the issuer of the Security.
ii.	I did not execute any transactions with the intent of raising, lowering, or maintaining the price of any Security or to create a false appearance of active trading.
iii.	I did not execute any transaction in a Security (or equivalent instrument) at a time when I was in possession of non-public information to the effect that (i) Adviser is or may be considering an investment in or sale of such Security on behalf of its clients, or (ii) have or may have open, executed, or pending portfolio transactions in such Security on behalf of its clients.
iv.	I did not use my knowledge of the portfolio holdings of the Fund to engage in any trade or short-term trading strategy involving the Fund that may have conflicted with the best interests of the Fund and its shareholders.
v.	If an Investment was acquired in an initial public offering which Adviser may have been reasonably considering for purchase for one or more Clients or private placement, I obtained the written approval of the Chief Compliance Officer or his or her designee prior to acquiring such Security.
vi.	I have reported and acknowledged all gifts received on a quarterly basis since the date of my last certification under the Code of Ethics, and that I have not accepted any gift with a fair market value in excess of $100 without the prior written approval of the Chief Compliance Officer or his or her designee.
b.	I further certify that the information on this form is accurate and complete in all material respects.

Access Person's Name: ____________________________________________

Access Person's Signature:  _________________________________________
Date:  __________

APPENDIX A-5.  Quarterly Transaction Report

To: The Chief Compliance Officer

I hereby certify that I have engaged in the following personal securities and gift transactions which are required to be reported under the Code of Ethics and Compliance Manual of GPS during the calendar quarter indicated below.  I hereby submit this report within thirty (30) days after the end of that quarter.  (Note: you do not need to complete the securities portion of this report if all of your trading confirmations and account statements are already being delivered to the Chief Compliance Officer or his or her designee)
Name of Reporting Person:_____________________________________________
Calendar Quarter Ended:_______________________________________________
Date Report Submitted:________________________________________________
Securities Transactions
Please provide the following information for any reportable securities transactions during the quarter:
Date of Transaction	Title of Security	Ticker Symbol or CUSIP	Number of Shares	Price	Principal Amount, Maturity Date and Interest Rate (if applicable)	Type of Transaction	Name of Broker, Dealer or Bank Effecting Transaction

   All relevant transactions other than those noted above are contained on statements which are submitted directly to Adviser by the broker-dealer.

I have established the following new accounts with brokers, dealers or banks in which my securities are held for my direct or indirect benefit.
Name of Broker, Dealer or Bank	Date Account was Established	Name(s) on and Type of Account

I have received the following gifts or other accommodations in excess of the current de minimis amount of $100.
Description of Gift / Accommodation	Date	Given or Received	Name & Company of Giver or Recipient	Approx Value

I have given the following gifts or other accommodations in excess of the current de minimis amount of $250.  This excludes reasonable meals and entertainment at which I was present.
Description of Gift / Accommodation	Date	Given or Received	Name & Company of Giver or Recipient	Approx Value

I have made the following political contributions (as defined within the Code of Ethics).  This includes contributions under the $150 preclearance requirement.
Name of Recipient	Amount of Contribution / Gift	Office and State of Campaign	Date	Eligible to Vote?

I certify that I have included on this report all securities, gift transactions, political contributions and accounts required to be reported pursuant to the Code of Ethics and Compliance Manual.

Signature:___________________	Date:___________________

Prohibition Against Insider Trading
As further detailed within Adviser's Inside Information & Trading Policies and Procedures, Covered Persons and the members of their Family/Household are prohibited from engaging in, or helping others engage in, insider trading.  Generally, the "insider trading" doctrine under U.S. federal securities laws prohibits any person (including investment advisers) from knowingly or recklessly breaching a duty owed by that person by:

•	trading while in possession of material, nonpublic information;
•	communicating ("tipping") such information to others;
•	recommending the purchase or sale of securities on the basis of such information; or
•	providing substantial assistance to someone who is engaged in any of the above activities.
This means that Covered Persons and members of their Family/Household may not trade with respect to a particular security or issuer at a time when that person knows or should know that he or she is in possession of material nonpublic information about the issuer or security.  Information is considered "material" if there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or if it could reasonably be expected to affect the price of a company's securities.  Material information can also relate to events or circumstances affecting the market for a company's securities such as information about an expected government ruling or regulation that can affect the business of a company in which the Fund may invest.  Information is considered nonpublic until such time as it has been disseminated in a manner making it available to investors generally (e.g., through national business and financial news wire services).  Please refer to Adviser's Inside Information & Trading Policies and Procedures for a full description of permissible and prohibited activities.